Exhibit 99.1

August 18, 2005

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Media Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.net	(814) 231-4438, email: jlehtihet@c-cor.net

C-COR Reports Financial Results for Fourth Quarter and Fiscal Year 2005

State College, PA (August 18, 2005) – C-COR Incorporated (Nasdaq: CCBL), a global provider of interoperable network solutions that simplify the transition to on demand networks, today reported its financial results for the fourth quarter and fiscal year 2005, ended June 24, 2005. Net sales for the fourth quarter of fiscal year 2005 were $68.5 million compared to $64.2 million for the same period last year and $48.2 million in the third quarter of fiscal year 2005.

Net sales for the entire fiscal year 2005 were $237.3 million compared to $240.9 million in fiscal year 2004. Bookings in the fourth quarter of fiscal year 2005 were $62.9 million for a book-to-bill ratio of .92. C-COR’s book-to-bill ratio in the fourth quarter of fiscal year 2004 was .94.

The Company’s net loss for the fourth quarter of fiscal year 2005 was $5.7 million compared to net income of $4.6 million for the same period last year. The net loss per share for the fourth quarter of fiscal year 2005 was $.12 compared to basic earnings per share of $.11 ($.10 on a diluted basis) for the same period last year. For the entire fiscal year 2005, the Company recorded a net loss of $25.7 million or $.57 per share compared to a net income of $44.2 million or $1.14 per basic share ($1.10 on a diluted basis) for fiscal year 2004.

C-COR’s earnings for the fourth quarter of fiscal year 2005 include a $317,000 charge for restructuring and $1.7 million of amortization related to intangibles, which equate to $.04 on a per share basis. This compares to a recovery of restructuring charges of $(57,000) and amortization related to intangibles of $744,000 for the same period last year. These items are included in results reported under generally accepted accounting principles (GAAP), but are typically excluded from the analysts’ estimates comprising the First Call consensus number. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

For the first quarter of fiscal year 2006, ending September 23, 2005, the Company anticipates sales of between $65 and $70 million and a GAAP loss per share of between $.15 and $.20. These projections include $1.5 million related to amortization of intangible assets and approximately $1.3 million of stock option expense, or $.06 per share, which are typically excluded from the First Call analyst projections. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

Corporate management will discuss C-COR’s financial results on a conference call today at 9:45 AM (ET). For information on how to access the conference call, refer to C-COR’s news release dated July 18, 2005 (posted on the C-COR web site at www.c-cor.com), or contact Investor Relations at 814-231-4402 or 814-231-4438.

About C-COR

C-COR offers world-class, market-focused business solutions for cable operators, telephone companies, broadcasters, and other private and public sector entities. The Company’s solutions simplify the transition to Internet Protocol (IP) demand-oriented networks by delivering interoperable, modular products in sync with IP network upgrade cycles. C-COR’s products and services include a suite of software applications that automate the management of content, network, subscribers, and workforce, with more than 200 deployments worldwide; next-generation optical transport products; on-demand video systems with implementations in more than 20 countries; and a range of network assurance and technical services that allows operators to design and keep their networks operating at peak performance. C-COR’s common stock is listed on the Nasdaq National Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirteen Weeks Ended
	June 24, 2005	June 25, 2004
Net sales	$68,517	$64,194
Cost of sales	43,508	40,692

Gross margin	25,009	23,502

Operating expenses:
Selling and administrative	19,005	12,483
Research and product development	11,208	5,487
Amortization of intangibles	1,667	744
Acquired in-process technology charge	0	900
Restructuring costs (recovery)	317	(57)

Total operating expenses	32,197	19,557

Income (loss) from operations	(7,188)	3,945

Interest expense	(327)	(19)
Investment income	293	424
Foreign exchange gain (loss)	95	(273)
Other income (expense), net	(377)	174

Income (loss) before income taxes	(7,504)	4,251

Income tax benefit	(1,764)	(369)

Net income (loss)	$(5,740)	$4,620

Net income (loss) per share:
Basic	$(0.12)	$0.11
Diluted	$(0.12)	$0.10

Weighted average common shares and common share equivalents
Basic	47,738	43,010
Diluted	47,738	44,388

C-COR Incorporated

Condensed Consolidated Statements of Operations

(in thousands except per share amounts)

	Fifty-two Weeks Ended
	June 24, 2005	June 25, 2004
Net sales	$237,260	$240,918
Cost of sales	151,765	150,651

Gross margin	85,495	90,267

Operating expenses:
Selling and administrative	62,292	43,260
Research and product development	37,804	21,495
Amortization of intangibles	5,697	2,394
Acquired in-process technology charge	5,850	900
Restructuring costs (recovery)	993	(272)

Total operating expenses	112,636	67,777

Income (loss) from operations	(27,141)	22,490

Interest expense	(680)	(87)
Investment income	1,322	1,128
Foreign exchange gain	235	205
Gain on sale of bankruptcy trade claims	0	21,075
Other income (expense), net	(282)	371

Income (loss) before income taxes	(26,546)	45,182

Income tax (benefit) expense	(856)	1,022

Net income (loss)	$(25,690)	$44,160

Net income (loss) per share:
Basic	$(0.57)	$1.14
Diluted	$(0.57)	$1.10

Weighted average common shares and common share equivalents
Basic	45,325	38,832
Diluted	45,325	40,223

C-COR Incorporated

Consolidated Balance Sheets

(in thousands of dollars)

	June 24, 2005	June 25, 2004
ASSETS
Current assets
Cash and cash equivalents	$43,320	$63,791
Restricted cash	3,690	1,637
Marketable securities	9,327	52,934
Accounts receivable, net	52,148	43,785
Unbilled receivables	1,592	3,494
Inventories	41,628	25,680
Deferred taxes	274	0
Other	12,024	4,849

Total current assets	164,003	196,170

Property, plant and equipment, net	21,533	17,697
Goodwill	131,963	38,312
Other intangible assets, net	14,714	10,752
Deferred taxes	0	754
Other long-term assets	4,002	3,200

Total	$336,215	$266,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$36,332	$23,571
Accrued liabilities	40,186	31,274
Deferred taxes	0	467
Current portion of long-term debt	162	158

Total current liabilities	76,680	55,470

Long-term debt, less current portion	35,617	772
Deferred taxes	277	0
Other long-term liabilities	6,602	2,381
Shareholders’ equity	217,039	208,262

Total	$336,215	$266,885

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties, many of which the Company is not aware. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued

industry consolidation, the development of competing technology, the global demand for the Company’s products and services, the Company’s ability to translate bookings into revenues, and the Company’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission, particularly the Company’s most recently filed Annual Report on Form 10-K.